EXHIBIT 99.1

SoundBite Communications Reports Second Quarter 2009 Financial Results

Revenues of $9.7 Million; Large B2C Revenues Up 10% Year-Over-Year

BEDFORD, Mass., Aug. 6, 2009 (GLOBE NEWSWIRE) -- SoundBite Communications, Inc. (Nasdaq:SDBT) today announced its financial results for the second quarter of 2009. Second quarter revenues were $9.7 million, a decrease of 14% from the same quarter in 2008. Loss per share was $0.10 versus earnings per share of $0.18 in the same quarter of 2008. Included in the second quarter 2009 results is a one-time severance payment of $553,000, or $0.03 per share, and included in the second quarter 2008 results is a one-time gain (net of litigation expense) of $3.5 million, or $0.22 per share, relating to the URS litigation settlement.

Jim Milton, SoundBite's president and CEO, stated "I am very pleased that we exceeded the high end of our guidance this quarter and that we grew our large B2C revenues by 10%. We are seeing early indications that our investments in our multi-channel platform, applications and vertical market expansion, as well as our channel and partnership initiative, are paying off. These initiatives, coupled with the strong operational performance we have been able to achieve, are reflected in the results this quarter and create a strong foundation for our company going forward."

Milton continued, "SoundBite is in an exciting industry with tremendous growth potential. The sales pipeline is robust and continues to include marquee names exploring cost-effective proactive communication strategies to engage with their customers. A growing portion of the new deals we are seeing, as well as opportunities within our existing client base, are mission critical and strategic in nature. This bodes well for our long term growth, validates our strategy, and will help enable us to secure the leadership position in the proactive customer communications market."

Quarterly Results

Gross margin for the second quarter of 2009 was 60.9% versus 61.8% in the second quarter of 2008. Operating expenses were $7.5 million in the second quarter of 2009 and as a percentage of revenues were 77.5% versus 78.7% in the year-earlier period. Included in the operating expenses for the second quarter of 2009 is a one-time severance payment of $553,000.

Net loss was $1.6 million for the second quarter of 2009 versus net income of $2.9 million in the second quarter of 2008. Loss per share for the second quarter of 2009 was $0.10 versus earnings per share of $0.18 in the same quarter of 2008. Included in the net loss in the second quarter 2009 is a severance payment of $0.03 per share and included in the second quarter 2008 net income is a one-time gain (net of litigation expense) of $0.22 per share.

"These operating results reflect the impact of the restructuring we completed in the fourth quarter of 2008, as well as the focus we have put on improving operational efficiencies," stated Bob Leahy, SoundBite's chief operating and financial officer.

Net loss in the second quarter of 2009 included severance expense of $553,000, stock-based compensation expense of $284,000, a charge of $69,000 resulting from the impairment of goodwill and amortization of intangibles of $30,000. Net income in the second quarter of 2008 included the one-time gain (net of litigation expense) of $3.5 million, stock based compensation of $220,000 and amortization of intangibles of $43,000. (See the attached table for a breakdown of stock-based compensation expense by operating statement line item).

Other Highlights of the Quarter

 * Announced a business relationship with TSYS to help financial institutions improve customer communications.
 * Received Technology Marketing Corporation (TMC) 2008 Communications
   Solutions Product of the Year award in May.  This was the third
   Product of the Year award for 2008 received during the current year from leading industry publications.
 * Commissioned a study with Forrester Consulting on the topic of consumer communication preference management and sponsored a webinar with Forrester in April to discuss the results. A white paper with the survey's key findings is available on SoundBite's website.
 * Appeared in 12 separate articles ranging from customer preference and opt-in to collections, retail and loyalty programs during the second quarter.

Third Quarter 2009 Guidance

For the third quarter of 2009, SoundBite currently projects revenues in the range of $9.3 million to $10.1 million and gross margin in the range of 59% to 60%. Operating expenses are expected to be approximately $6.8 million. The projection for pro forma operating loss is in the range of $600,000 to $1.2 million. Excluded from the pro forma operating loss projection are stock based compensation of approximately $280,000, and amortization of intangibles of $30,000. Interest income is projected to be approximately $25,000. The basic weighted average share count is expected to be 16.4 million for the third quarter of 2009. SoundBite expects capital expenditures to be approximately $400,000 and depreciation expense to be approximately $570,000.

Webcast and Teleconference Information

The company will host a conference call today at 5:00 p.m. ET to discuss its financial results. A live and archived webcast of the event will be available at http://ir.soundbite.com/events.cfm. A live dial-in is available domestically at 800-289-0528 and internationally at 913-312-6695.

A podcast as well as replay of the call will be available. To access the podcast, please visit SoundBite's website and enter the passcode SDBTPC. A replay of the call will be accessible two hours after the live call until 11:59 p.m. ET on August 20, 2009 and by dialing 888-203-1112 for domestic callers and 719-457-0820 for international callers and entering passcode 8704315.

About SoundBite Communications

SoundBite Communications provides on-demand, integrated multi-channel communications solutions that enable clients to achieve superior business results. Building on its foundation as a leading provider of automated voice messaging services, SoundBite offers integrated voice, text and email messaging solutions that help clients deliver the right message, to the right customer, using the right channel, at the right time. Organizations in industries such as collections, financial services, retail, telecom and media, and utilities rely on the SoundBite Intelligent Communications Platform to send over a billion messages annually for collections, customer care, and sales and marketing applications. For more information, visit http://www.SoundBite.com.

Forward-Looking Statements

This is a "safe harbor" statement under the Private Securities Litigation Reform Act of 1995. Any forward-looking statements contained in this press release, including statements made in the third paragraph of this press release and statements under "Third Quarter 2009 Guidance" are based upon SoundBite's historical performance and its current plans, estimates and expectations. The inclusion of this forward-looking information should not be regarded as a representation by SoundBite, its management or any other person that the future plans, estimates or expectations contemplated by SoundBite will be achieved. These forward-looking statements represent SoundBite's expectations as of the date of this press release. Subsequent events may cause these expectations to change, and SoundBite disclaims any obligation to update the forward-looking statements in the future. Matters subject to forward-looking statements involve known and unknown risks and uncertainties, including: slower than anticipated development of the market for automated voice messaging services; defects in SoundBite's platform, disruptions in its service or errors in its execution; discontinued or decreased use of SoundBite's service by its clients, which are not subject to minimum purchase requirements for any reason, including market conditions and regulatory developments; and the occurrence of events adversely affecting the collection agencies industry or in-house collection departments, which account for a significant portion of SoundBite's revenues. These and other factors, including the factors set forth under the caption "Item 1A. Risk Factors" in SoundBite's most recent quarterly report on Form 10-Q filed with the Securities and Exchange Commission, could cause SoundBite's performance or achievements to be materially different from those expressed or implied by the forward-looking statements.

SoundBite is a registered service mark of SoundBite Communications, Inc.

(SDBT: F)

                    SOUNDBITE COMMUNICATIONS, INC.
            Condensed Consolidated Statements of Operations
                              (Unaudited)
          (in thousands, except share and per share amounts)

                       Three Months Ended          Six Months Ended
                            June 30,                  June 30,
                   ------------------------- -------------------------
                       2009         2008         2009         2008
                       ----         ----         ----         ----
 Revenues          $     9,684  $    11,308  $    19,117  $    21,943
 Cost of revenues
  (1)                    3,784        4,322        7,538        8,400
                   ------------ ------------ ------------ ------------
   Gross profit          5,900        6,986       11,579       13,543
                   ------------ ------------ ------------ ------------
 Operating expenses:
   Research and
    development (1)      1,343        1,264        2,766        2,551
   Sales and
    marketing (1)        3,630        4,622        7,171        8,841
   General and
    administrative
    (1)                  2,468        3,016        4,214        5,919
   Impairment of
    goodwill                69           --          121           --
                   ------------ ------------ ------------ ------------
     Total
      operating
      expenses           7,510        8,902       14,272       17,311
                   ------------ ------------ ------------ ------------
 Operating loss         (1,610)      (1,916)      (2,693)      (3,768)
 Other income:
   Interest income          21          232           55          565
   Gain on
    litigation
    settlement              --        4,600           --        4,600
                   ------------ ------------ ------------ ------------
     Total other
      income                21        4,832           55        5,165
                   ------------ ------------ ------------ ------------
 Net (loss) income      (1,589)       2,916       (2,638)       1,397
                   ============ ============ ============ ============

 Net (loss) income
  per common share:
   Basic           $     (0.10) $      0.19  $     (0.17) $      0.09
   Diluted         $     (0.10) $      0.18  $     (0.17) $      0.09
 Weighted average
  common shares
  outstanding:
   Basic            15,808,346   15,316,346   15,699,792   15,272,462
   Diluted          15,808,346   16,063,927   15,699,792   16,350,203

 (1) Amounts include stock-based compensation expense, as follows:

                       Three Months Ended         Six Months Ended
                            June 30,                  June 30,
                   ------------------------- -------------------------
                       2009         2008         2009         2008
                       ----         ----         ----         ----

 Cost of revenues  $         8  $         9  $        13  $        12
 Research and
  development               24           25           46           34
 Sales and
  marketing                112          100          204          169
 General and
  administrative           140           86          230          141
                   ------------ ------------ ------------ ------------
                   $       284  $       220  $       493  $       356
                   ============ ============ ============ ============

                    SOUNDBITE COMMUNICATIONS, INC.
                 Condensed Consolidated Balance Sheets
                 (in thousands, except share amounts)

                                               June 30,   December 31,
                                                 2009         2008
                                             ------------ ------------
                                              (unaudited)

 Assets
 Current assets:
   Cash and cash equivalents                 $    37,018  $    37,425
   Accounts receivable, net of allowance for
    doubtful accounts of $228 at June 30,
    2009 and $218 at December 31, 2008             6,096        6,641
   Prepaid expenses and other current assets       1,158        1,221
                                             ------------ ------------
     Total current assets                         44,272       45,287
                                             ------------ ------------
   Property and equipment, net                     3,383        4,276
   Intangible assets, net                            138          205
   Other assets                                       33           62
                                             ------------ ------------
     Total assets                            $    47,826  $    49,830
                                             ============ ============

 Liabilities and Stockholders' Equity
 Current liabilities:
   Accounts payable                          $       901  $       464
   Accrued expenses                                2,524        3,158
                                             ------------ ------------
     Total current liabilities                     3,425        3,622
                                             ------------ ------------

 Non-current liabilities:
   Other liabilities                                 457          454
                                             ------------ ------------
     Total liabilities                             3,882        4,076
                                             ------------ ------------

 Stockholders' equity:
   Common stock, $0.001 par value --
    75,000,000 shares authorized; 16,499,389
    shares issued and 16,304,004 shares
    outstanding at June 30, 2009; 15,701,644
    shares issued and 15,506,259 shares
    outstanding at December 31, 2008                  17           16
   Additional paid-in capital                     67,519       66,703
   Treasury stock, at cost --195,385 shares
    at June 30, 2009 and December 31, 2008          (132)        (132)
   Accumulated other comprehensive loss              (61)         (72)
   Accumulated deficit                           (23,399)     (20,761)
                                             ------------ ------------
     Total stockholders' equity                   43,944       45,754
                                             ------------ ------------
       Total liabilities and stockholders'
        equity                               $    47,826  $    49,830
                                             ============ ============

                    SOUNDBITE COMMUNICATIONS, INC.
            CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
                              (Unaudited)
                            (in thousands)

                                                 Six Months Ended
                                                      June 30,
                                             -------------------------
                                                 2009         2008
                                                 ----         ----
 Cash flows from operating activities:
 Net (loss) income                                (2,638)       1,397

 Adjustments to reconcile net loss to net
  cash provided by operating activities:
   Depreciation of property and equipment          1,308        1,741
   Amortization of intangible assets                  67           58
   Provision (recovery) for doubtful accounts         10          (36)
   Stock-based compensation                          493          356
   Impairment of goodwill                            121           --
   Gain (loss) on disposal of equipment               21          (15)
 Change in operating assets and liabilities,
  net of effect of acquisition:
   Accounts receivable                               536           74
   Prepaid expenses and other current assets          63           (8)
   Other assets                                       29           74
   Accounts payable                                  354          448
   Accrued expenses                                 (629)         624
                                             ------------ ------------
     Net cash (used in) provided by operating
      activities                                    (265)       4,713
                                             ------------ ------------
 Cash flows from investing activities:
   Proceeds received from sale of equipment           --           21
   Cash paid related to acquisition of
    business                                        (121)        (584)
   Purchases of property and equipment              (345)        (961)
                                             ------------ ------------
     Net cash used in investing activities          (466)      (1,524)
                                             ------------ ------------
 Cash flows from financing activities:
   Proceeds from issuance of common stock
    upon exercise of stock options                   324           77
                                             ------------ ------------
     Net cash provided by financing
      activities                                     324           77
                                             ------------ ------------
 Effect of exchange rate changes on cash and
  cash equivalents                                    --           (9)
                                             ------------ ------------
      Net (decrease) increase in cash and
       cash equivalents                             (407)       3,257
 Cash and cash equivalents, beginning of
  period                                          37,425       35,674
                                             ------------ ------------
 Cash and cash equivalents, end of period    $    37,018  $    38,931
                                             ============ ============

 Supplemental disclosure of cash flow
  information:
 Supplemental disclosure of non-cash
  investing activities:
   Property and equipment, included in
    accounts payable                         $        83  $       172
                                             ============ ============

CONTACT:  SoundBite Communications
          IR Contact:
          Lynn Ricci
            781-897-2696
            lricci@SoundBite.com
          Media Contact:
          Marie Ruzzo
            781-897-2632
            mruzzo@SoundBite.com